VITESSE ENERGY ANNOUNCES FIRST QUARTER 2025 RESULTS AND REVISED 2025 GUIDANCE

GREENWOOD VILLAGE, Colo. – May 5, 2025 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today reported the Company’s first quarter 2025 financial and operating results and revised 2025 guidance.

FIRST QUARTER 2025 HIGHLIGHTS

•As previously announced, declared a quarterly cash dividend of $0.5625 per common share to be paid on June 30, 2025

•Closed previously announced accretive acquisition of Lucero Energy Corp. (“Lucero”) on March 7, 2025

•Net income of $2.7 million and Adjusted Net Income(1) of $8.0 million

•Adjusted EBITDA(1) of $39.9 million

•Cash flow from operations of $17.5 million and Free Cash Flow(1) of $9.1 million

•Production of 14,971 barrels of oil equivalent (“Boe”) per day (68% oil)

•Total cash development capital expenditures and acquisition costs of $30.4 million

•Total debt of $117.0 million and Net Debt to Adjusted EBITDA ratio(1) of 0.71

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release

MANAGEMENT COMMENTS

"In the first quarter, we delivered a 7% dividend increase and successfully closed the acquisition of Lucero,” said Bob Gerrity, Vitesse’s Chairman and Chief Executive Officer. “Our low leverage, disciplined hedging strategy, and foundational asset base provide us the flexibility to navigate market volatility. We believe we are well-positioned to succeed in this environment, and as a testament to our durability, the Board of Directors has maintained our dividend at an annual rate of $2.25 per share.”

STOCKHOLDER RETURNS

In May 2025, Vitesse’s Board of Directors declared its second quarter cash dividend for Vitesse’s common stock of $0.5625 per share for stockholders of record as of June 16, 2025, which will be paid on June 30, 2025.

On March 31, 2025, the Company paid its first quarter cash dividend of $0.5625 per share to common stockholders of record as of March 21, 2025.

During the first quarter, 345,255 shares of Vitesse’s common stock were retired after being exchanged for $9.2 million of tax withholding related to vesting of restricted stock units.

FINANCIAL AND OPERATING RESULTS

First quarter net income was $2.7 million and Adjusted Net Income was $8.0 million. Adjusted EBITDA was $39.9 million. See “Non-GAAP Financial Measures” below.

Oil and natural gas production for the first quarter of 2025 averaged 14,971 Boe per day, an increase of 16% from the fourth quarter of 2024. Production was at the top end of our first quarter expectations of 14,000 - 15,000 Boe per day. Oil represented 68% of production and 89% of total oil and natural gas revenue. Total revenue, including the effects of our realized hedges, was $66.9 million.

Vitesse’s average realized oil and natural gas prices before hedging were $64.18 per Bbl and $2.81 per Mcf, respectively, during the first quarter of 2025. The Company had hedges covering 65% of oil production in the first quarter of 2025 and its realized oil price with hedging was $64.93 per Bbl.

Lease operating expenses in the first quarter of 2025 were $13.9 million, or $10.28 per Boe. General and administrative expenses for the first quarter of 2025 totaled $12.1 million, or $9.00 per Boe, which included $4.6 million of one-time costs related to the Lucero acquisition and approximately $1.6 million of litigation-based legal costs in which we are the plaintiff. Excluding these costs, G&A was $4.38 per Boe.

LIQUIDITY AND CAPITAL EXPENDITURES

As of March 31, 2025, Vitesse had $4.5 million in cash and $117.0 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $137.5 million as of March 31, 2025, consisting of cash and $133.0 million of committed borrowing availability under its revolving credit facility.

During the quarter, Vitesse invested $28.9 million in development capital expenditures and $1.5 million in acquisitions of oil and gas properties.

OPERATIONS UPDATE

As of March 31, 2025, the Company owned an interest in 290 gross (9.5 net) wells that were either drilling or in the completion phase, and another 412 gross (15.5 net) locations that had been permitted for development.

REVISED 2025 GUIDANCE

Vitesse has revised its 2025 annual guidance in response to recent commodity price volatility and market uncertainty to preserve returns and maintain financial flexibility.

The Company is implementing a 32% reduction in planned capital expenditures based on the midpoints compared to prior guidance, as it prioritizes capital discipline over production growth. Despite this considerable decrease in capital expenditures, revised 2025 production is projected to decline only 9% from prior guidance but is still a 23% increase over 2024 production.

As part of this guidance update, Vitesse chose to defer the completion of two gross (1.9 net) operated drilled but uncompleted wells to preserve future well economics while reducing near-term cash outflows amid uncertain pricing dynamics. Additionally, the Company elected not to close approximately $20 million in incremental acquisitions originally planned for early April.

Vitesse has also widened its guidance range in response to ongoing macro uncertainty related to commodity pricing, operational timing, and operator activity. The Company will remain adaptable in navigating volatile markets to protect long-term shareholder value.

	Prior 2025 Guidance	Revised 2025 Guidance
Annual Production (Boe per day)	17,000 - 18,000	15,000 - 17,000
Oil as a Percentage of Annual Production	66% - 70%	64% - 68%
Total Capital Expenditures ($ in millions)	$130 - $150	$80 - $110

FIRST QUARTER 2025 RESULTS
The following table sets forth selected financial and operating data for the periods indicated.

	QUARTER ENDED MARCH 31,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2025	2024	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$58,925	$57,364	$1,561	3%
Natural gas	7,246	3,829	3,417	89%
Total revenue	$66,171	$61,193	$4,978	8%
Operating Expenses
Lease operating expense	$13,854	$11,791	$2,063	17%
Production taxes	5,773	5,799	(26)	—%
General and administrative	12,132	5,374	6,758	126%
Depletion, depreciation, amortization, and accretion	26,563	23,545	3,018	13%
Equity-based compensation	2,469	1,605	864	54%
Interest Expense	$2,905	$2,203	$702	32%
Commodity Derivative (Loss), Net	$(172)	$(13,824)	$13,652	99%
Income Tax (Benefit) Expense	$(201)	$(731)	$530	73%
Production Data:
Oil (MBbls)	918	812	106	13%
Natural gas (MMcf)	2,575	1,982	593	30%
Combined volumes (MBoe)	1,347	1,143	204	18%
Daily combined volumes (Boe/d)	14,971	12,557	2,414	19%
Average Realized Prices before Hedging:
Oil (per Bbl)	$64.18	$70.62	$(6.44)	(9%)
Natural gas (per Mcf)	2.81	1.93	0.88	46%
Combined (per Boe)	49.11	53.55	(4.44)	(8%)
Average Realized Prices with Hedging:
Oil (per Bbl)	$64.93	$71.65	$(6.72)	(9%)
Natural gas (per Mcf)	2.81	1.93	0.88	46%
Combined (per Boe)	49.62	54.28	(4.66)	(9%)
Average Costs (per Boe):
Lease operating expense	$10.28	$10.32	$(0.04)	—%
Production taxes	4.28	5.08	(0.80)	(16%)
General and administrative	9.00	4.70	4.30	91%
Depletion, depreciation, amortization, and accretion	19.72	20.61	(0.89)	(4%)

COMMODITY HEDGING

Vitesse hedges a portion of its expected oil and natural gas production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support its dividend. Based on the midpoint of its revised 2025 guidance, Vitesse has approximately 61% of its remaining 2025 oil production hedged at a weighted average price of $70.75 per barrel and 30% of its remaining 2025 natural gas production hedged at a weighted average floor of $3.73 per MMBtu.

As of March 31, 2025, the Company had the following crude oil swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FIXED PRICE
WTI-NYMEX	Q2 2025	649,503	$71.85
WTI-NYMEX	Q3 2025	586,503	$69.99
WTI-NYMEX	Q4 2025	541,497	$70.25
WTI-NYMEX	Q1 2026	353,997	$66.90
WTI-NYMEX	Q2 2026	329,997	$66.90
WTI-NYMEX	Q3 2026	119,997	$67.10
WTI-NYMEX	Q4 2026	114,003	$67.10

As of March 31, 2025, the Company had the following natural gas collars:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMbtu)	WEIGHTED AVERAGE FLOOR/CEILING PRICE
Henry Hub-NYMEX	Q3 2025	1,465,100	$3.74 / $5.86
Henry Hub-NYMEX	Q4 2025	1,357,000	$3.73 / $5.85
Henry Hub-NYMEX	Q1 2026	1,266,700	$3.73 / $5.00
Henry Hub-NYMEX	Q2 2026	1,188,700	$3.73 / $5.00
Henry Hub-NYMEX	Q3 2026	1,120,800	$3.72 / $4.99
Henry Hub-NYMEX	Q4 2026	1,062,700	$3.72 / $4.99

As of March 31, 2025, the Company had the following natural gas basis swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMbtu)	WEIGHTED AVERAGE FIXED PRICE
Chicago City Gate to Henry Hub	Q3 2025	1,465,100	$(0.35)
Chicago City Gate to Henry Hub	Q4 2025	1,357,000	$(0.35)
Chicago City Gate to Henry Hub	Q1 2026	1,266,700	$(0.12)
Chicago City Gate to Henry Hub	Q2 2026	1,188,700	$(0.12)
Chicago City Gate to Henry Hub	Q3 2026	1,120,800	$(0.12)
Chicago City Gate to Henry Hub	Q4 2026	1,062,700	$(0.12)

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	QUARTER ENDED MARCH 31,
(in thousands)	2025	2024
Realized gain on commodity derivatives (1)	$683	$832
Unrealized (loss) on commodity derivatives (1)	(855)	(14,656)
Total commodity derivative (loss), net	$(172)	$(13,824)

(1)Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the statements of operations included below. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful, providing a better understanding of our hedge position.

Q1 2025 EARNINGS CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, May 6, 2025 at 11:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=jWr66OCz

Dial-In Number: 877-407-0778 (US/Canada) and 201-689-8565 (International)

Conference ID: 13753522 - Vitesse Energy First Quarter 2025 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) and 201-612-7415 (International)

Replay Access Code: 13753522 - Replay will be available through May 13, 2025

UPCOMING INVESTOR EVENT

Vitesse management will be participating in the Jefferies Energy Conference in Kiawah Island, South Carolina on June 10-12, 2025.

Any investor presentations to be used for this event will be posted prior to the event on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests predominantly as a non-operator in oil and gas wells drilled by leading US operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of acquisitions, including the Lucero acquisition, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; the ultimate timing, outcome, and results of integrating and executing on Lucero’s operations; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business, including central bank policy actions, bank failures and associated liquidity risks; changes in the interest rate environment, legislation or regulatory requirements; changes in US trade policy, including the imposition of tariffs and resulting consequences; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including conflicts in the Middle East and Ukraine) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION

VITESSE ENERGY, INC.
Condensed Consolidated Statements of Operations (Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
(In thousands, except share data)	2025	2024
Revenue
Oil	$58,925	$57,364
Natural gas	7,246	3,829
Total revenue	66,171	61,193
Operating Expenses
Lease operating expense	13,854	11,791
Production taxes	5,773	5,799
General and administrative	12,132	5,374
Depletion, depreciation, amortization, and accretion	26,563	23,545
Equity-based compensation	2,469	1,605
Total operating expenses	60,791	48,114
Operating Income	5,380	13,079
Other (Expense) Income
Commodity derivative (loss), net	(172)	(13,824)
Interest expense	(2,905)	(2,203)
Other income	164	31
Total other (expense) income	(2,913)	(15,996)

Income (Loss) Before Income Taxes	$2,467	$(2,917)

Benefit from (Provision for) Income Taxes	201	731

Net Income (Loss)	$2,668	$(2,186)

Weighted average common shares – basic	33,074,904	29,933,962
Weighted average common shares – diluted	35,086,990	29,933,962
Net income (loss) per common share – basic	$0.08	$(0.07)
Net income (loss) per common share – diluted	$0.08	$(0.07)

VITESSE ENERGY, INC.
Condensed Consolidated Balance Sheets (Unaudited)

	MARCH 31,	DECEMBER 31,
(in thousands, except shares)	2025	2024
Assets
Current Assets
Cash and cash equivalents	$4,495	$2,967
Revenue receivable	56,632	39,788
Commodity derivatives	2,861	3,842
Prepaid expenses and other current assets	6,460	4,314
Total current assets	70,448	50,911
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,485,193	1,315,566
Less accumulated DD&A and impairment	(589,949)	(563,590)
Total oil and gas properties	895,244	751,976
Other Property and Equipment—Net	167	182
Other Assets
Commodity derivatives	1,721	284
Other noncurrent assets	7,656	7,540
Total other assets	9,377	7,824
Total assets	$975,236	$810,893
Liabilities and Equity
Current Liabilities
Accounts payable	$35,265	$34,316
Accrued liabilities	59,654	65,714
Commodity derivatives	1,607	299
Other current liabilities	89	—
Total current liabilities	96,615	100,329
Long-term Liabilities
Revolving credit facility	117,000	117,000
Deferred tax liability	72,540	72,001
Asset retirement obligations	12,915	9,652
Commodity derivatives	254	94
Other noncurrent liabilities	8,222	11,483
Total liabilities	$307,546	$310,559
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at March 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 40,625,638 and 32,650,889 shares issued at March 31, 2025 and December 31, 2024, respectively	406	326
Additional paid-in capital	669,741	505,133
Accumulated deficit	(2,457)	(5,125)
Total equity	667,690	500,334
Total liabilities and equity	$975,236	$810,893

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income as net income before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash equity-based compensation, (iii) benefit from income taxes, and (iv) certain other items such as material general and administrative costs related to the Lucero acquisition; reduced by the estimated impact of income tax expense.

Net Debt is calculated by deducting cash on hand from the amount outstanding on our revolving credit facility as of the balance sheet or measurement date.

Adjusted EBITDA is defined as net income before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash equity-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain other items such as material general and administrative costs related to the Lucero acquisition.

Vitesse defines Free Cash Flow as cash flow from operations, adjusting for changes in operating assets and liabilities in addition to certain other items such as material general and administrative costs related to the Lucero acquisition, less development of oil and gas properties.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET INCOME

(in thousands)	FOR THE THREE MONTHS ENDED MARCH 31, 2025
Net Income	$2,668
Add:
Unrealized loss (gain) on derivative instruments	855
Equity-based compensation	2,469
G&A costs related to Lucero acquisition	4,624
Benefit from income taxes	(201)
Adjusted Income Before Adjusted Income Tax Expense	$10,415

Adjusted Income Tax Expense(1)	(2,427)

Adjusted Net Income (non-GAAP)	$7,988

(1)The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense” using the relevant statutory tax rate of 23.3%.

RECONCILIATION OF NET DEBT AND ADJUSTED EBITDA

(in thousands except for ratio)	AT MARCH 31, 2025
Revolving credit facility	$117,000
Less: Cash	4,495
Net Debt	$112,505

FOR THE THREE MONTHS ENDED MARCH 31, 2025
Net Income	$2,668
Add:
Interest expense	2,905
Benefit from income taxes	(201)
Depletion, depreciation, amortization, and accretion	26,563
Equity-based compensation	2,469
Unrealized loss (gain) on derivative instruments	855
G&A costs related to Lucero acquisition	4,624
Adjusted EBITDA	$39,883

Annualized Adjusted EBITDA	$159,532
Net Debt to Adjusted EBITDA ratio	0.71

RECONCILIATION OF FREE CASH FLOW

(in thousands)	FOR THE THREE MONTHS ENDED MARCH 31, 2025
Net cash provided by operating activities	$17,489
Add:
Changes in operating assets and liabilities	15,811
G&A costs related to Lucero acquisition	4,624
Cash flow from operations before changes in operating assets and liabilities	37,924
Less: development of oil and gas properties	(28,849)
Free Cash Flow	$9,075

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations and Business Development
(720) 532-8232
benmessier@vitesse-vts.com